99.2 SUPPLEMENTAL COMMENTARY

NetApp Q3 FY2011 Earnings Results Supplemental Commentary February 16, 2011

This supplemental commentary is being provided concurrently with our earnings press release to allow for additional time for review and analysis prior to commencement of the company’s earnings call. These prepared remarks will not be read during the live call. The call will focus on strategic commentary from the CEO and CFO, followed by a question and answer session.

Safe Harbor Statement

These prepared remarks contain forward-looking statements and projections that involve risk and uncertainty, including the statements under the Q4 FY11 outlook section regarding our forecasted financial performance and share count for the fourth quarter of fiscal year 2011. Actual results may differ materially from our statements or projections. Factors that could cause actual results to differ from our statements or projections include, but are not limited to, customer demand for our products and services, including our recent new product introductions; our ability to increase revenue and manage our operating costs; our reliance on a limited number of suppliers; our ability to accurately forecast demand for our products and services; increased competition risks associated with the anticipated growth in the networked storage market; general economic and market conditions; our ability to deliver new product architectures and enterprise service offerings; and our ability to design products and services that compete effectively from a price and performance perspective. Other equally important factors are detailed in our accompanying press release as well as in our Annual and Quarterly reports on Forms 10-K and 10-Q, respectively, on file with the SEC and also available on our website, all of which are incorporated by reference into today’s commentary.

All numbers herein are stated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) unless indicated otherwise. To see the reconciling items between our non-GAAP and GAAP financial information, refer to the tables at the end of this document, as well as in our press release and on our website.

Q3 Fiscal Year 2011 Overview

Driven by the successful launch for our new products, our year over year product revenue growth was over 30% in Q3 despite tougher compares. Revenue growth was evident across all regions, with a notable 35% increase in EMEA over Q3 last year. Our profitability continues to expand with $211 million in non-GAAP net income this quarter, a 46% year over year gain. Cash generation remains robust as this quarter marks the second consecutive quarter of approximately $300 million in free cash flow.

Revenue
	Q3 FY11 Revenue	% of Q3 FY11 Revenue	Sequential Growth1	Year/Year Growth
Product Revenue	$818M	65%	5%	32%
Software Entitlements & Maintenance	$184M	14%	3%	8%
Service	$266M	21%	6%	20%
Net Revenue	$1,268M		5%	25%

Net revenue for the third quarter grew 5% sequentially to $1,268 million, an increase of 25% year over year.

Foreign currency fluctuations2 increased our sequential results by approximately one percentage point while decreasing our year over year results by approximately one percentage point.

In the third quarter, product revenue was $818 million, an increase of 5% sequentially and 32% year over year. The product component of revenue remained constant at 65% of total revenue.

Revenue from software entitlements and maintenance (SEM), which is a deferred revenue element and is recognized over the related contract period, was $184 million or 14% of total revenue. SEM revenue grew 3% sequentially and increased 8% year over year.

1 Sequential growth calculation based upon Q2 FY11 results, which can be found at investors.netapp.com

2 Foreign currency effects represent the translation effect of changes in average foreign exchange rates between the current period and the comparative prior periods (or, in the case of deferred revenue, the exchange rate in effect when the transaction was invoiced), less current period actual net gains or losses on revenue hedging activities.

Service revenue was $266 million, an increase of 6% sequentially and 20% year over year. Service revenue was 21% of total revenue.

•
Revenue from hardware maintenance support contracts, which is also a deferred revenue element, comprised approximately 67% of our services revenue this quarter, and increased 8% sequentially and 26% year over year.

•	Professional services revenue grew 4% sequentially and 9% year over year.

Gross Margin
	Q3 FY11	Q2 FY11	Q3 FY10
Non-GAAP Gross Margin	65.5%	66.9%	64.2%
Product	60.2%	62.6%	59.8%
S/W Entitlements & Maintenance	97.8%	98.0%	98.3%
Services	59.6%	58.5%	50.4%

On a non-GAAP basis, total gross margin was 65.5% of revenue for Q3, down from 66.9% in Q2 due mainly to lower product gross margins, partially offset by higher service margins.

Operating Expenses
	Q3 FY11	Q2 FY11	Q3 FY10
Non-GAAP Operating Expenses	$584M	$569M	$479M

Non-GAAP operating expenses were $584 million, an increase of 3% from the prior quarter and an increase of 22% year over year. Q3 operating expenses were 46% of revenue, compared to 47% in Q2.

In Q3 we added net new 415 employees for a total global headcount of 9,758.

On a GAAP basis, Q3 operating expenses included stock compensation expense of $40 million, up from $34 million in Q2, and amortization of intangible assets.

Income from Operations, Other Income & Effective Tax Rate

	Q3 FY11	Q2 FY11	Q3 FY10
Non-GAAP Income from Operations	$247M	$240M	$171M
% of Revenue	19.4%	19.8%	16.9%
Non-GAAP Other Income, Net	$5M	$3M	$.4M
Non-GAAP Income Before Income Taxes	$252M	$242M	$171M
Non-GAAP Effective Tax Rate	16.3%	16.3%	16.0%

Non-GAAP income from operations was $247 million or 19.4% of revenue in Q3.  This represents an increase of 3% sequentially and 44% year over year.

In Q3, non-GAAP other income, net was $5 million. GAAP other expense, net includes approximately $13 million of non-cash interest expense associated with our convertible notes.

Non-GAAP income before income taxes was $252 million or 19.8% of revenue in Q3, compared to 20.1% of revenue in the prior quarter. Similar to the prior quarters of this fiscal year, our non-GAAP effective tax rate was 16.3%.

Net Income
	Q3 FY11	Q2 FY11	Q3 FY10
Non-GAAP Net Income	$211M	$203M	$144M
Weighted Average Common Shares Outstanding, dilutive	406M	392M	360M
Non-GAAP Net Income per Share, diluted	$0.52	$0.52	$0.40

Non-GAAP net income totaled $211 million, or $0.52 per share. GAAP net income was $172 million, or $0.42 per share. Diluted share count increased 14 million shares from the prior quarter to approximately 406 million shares.

Impact of Convertible Note Transaction on Share Count

	Q3 FY11	Q2 FY11	Q3 FY10
Convertible Notes3	17M	12M	0
Warrants	10M	4M	0

For Q3, our dilutive share count was approximately 406 million, slightly lower than our guidance of approximately 408 million. With our average stock price for the quarter of $54.77, both the convertible notes and the warrants had a dilutive impact on our share count.

Our convertible notes have a dilutive impact on our share count whenever our average quarterly stock price is above the notes’ $31.85 conversion price. We expect the dilutive effect from the notes will ultimately be 80% hedged, although that hedge will not be reflected until the notes are converted or mature in June 2013 as it is considered anti-dilutive under GAAP. If the notes had been converted in Q3, the hedge would have reduced our share count by approximately 14 million shares.

Unlike the notes, the warrants are not hedged and are dilutive whenever the average quarterly stock price is above $41.28.

Select Balance Sheet Items
	Q3 FY11	Q2 FY11	Q3FY10
Cash, Cash Equivalents & Investments	$4.8B	$4.4B	$3.2B
Deferred Revenue	$2.1B	$2.0B	$1.8B
DSO (days)4	39	34	41
Inventory Turns5	18.0	18.8	20.1

For the third quarter, cash, cash equivalents and short term investments grew by $374 million, ending the quarter at $4.8 billion, up 9% sequentially and 47% year over year. Similar to the prior quarter, 57% of the cash balance was held in the United States.

Our balance sheet reflects a total deferred revenue balance of $2.1 billion, an increase of 7% sequentially and 19% year over year.

Accounts receivable days sales outstanding (DSO) increased from 34 days in Q2 to 39 days in Q3. Q3 inventory turns of 18 were similar to last quarter.

3 80% hedged on maturity or conversion of the convertible notes.

4 Days sales outstanding are defined as accounts receivable net divided by net revenue, multiplied by number of days in the quarter.

5 Inventory turns are defined as annualized non-GAAP COGS divided by net inventory.

Select Cash Flow Statement Items
	Q3 FY11	Q2 FY11	Q3 FY10
Net Cash Provided by Operating Activities	$364M	$365M	$195M
Purchases of Property and Equipment	$66M	$43M	$50M
Free Cash Flow6	$297M	$321M	$145M
Free Cash Flow as % of Total Revenue	23%	27%	14%

Net cash provided by operating activities was $364 million, similar to last quarter and an increase of 86% over Q3 last year. Capital expenditures were $66 million, an increase of $23 million from last quarter. Free cash flow totaled $297 million or 23% of revenue and decreased 7% sequentially but more than doubled year over year.

Q4 FY11 Outlook
Q4 FY11 Outlook
Revenue	$1,380, +/- 2% 7% - 11% sequential growth 15% - 20% year over year growth
Share Count	Approximately 414M
Non-GAAP Net Income per Share, Diluted	$0.49 - $0.53
GAAP Net Income per Share, Diluted	$0.38 - $0.42

This forecast is based on current business expectations and current market conditions. Dilutive share count includes the impact of our convertible note and warrants, based upon our average stock price of $58.22 for the first 10 days of our fourth quarter. We estimate share count for the fourth quarter of fiscal year 2011 will increase to approximately 414 million shares, including an estimated 18 million shares from the Company’s outstanding convertible notes and 12 million shares from outstanding warrants. Share count does not include the Company’s outstanding note hedges that are expected to offset 80% of the dilution from the convertible notes at maturity or conversion, which would equate to an offset of approximately 14 million shares if the conversion or maturity occurs in the fourth quarter.

6 Free cash flow is defined as net cash provided by operating activities less cash purchases of property and equipment.

Other Business Metrics

Geographic Mix
	% of Q3 FY11 Revenue	Q3 FY11 Revenue	Year/Year Growth
Americas	54%	$690M	19%
U.S. Commercial	42%	$531M	23%
U.S. Public Sector	12%	$159M	8%
EMEA	36%	$450M	35%
AsiaPacific	10%	$128M	28%

The Americas contributed $690 million, 54% of total revenue in Q3, a decrease of 7% sequentially and an increase of 19% year over year. The Americas numbers include the commercial and public sector. The U.S. commercial contributed $531 million or 42% of revenue, an increase of 6% sequentially and 23% year over year. The U.S. public sector generated $159 million or 12% of total revenue, a decrease of 34% from Q2 but an increase of 8% year over year. In the third quarter, EMEA contributed $450 million or 36% of total revenue, up 29% sequentially and 35% year over year. AsiaPacific generated $128 million or 10% of revenues. APAC revenue was up 10% from the prior quarter and 28% year over year.

Channel Mix
	% of Q3 FY11 Revenue	% of Q2 FY11 Revenue	% of Q3 FY10 Revenue
Direct	26%	28%	30%
Indirect	74%	72%	70%
Arrow	18%	18%	16%
Avnet	12%	15%	12%
IBM	5%	3%	6%

In the third quarter, direct revenue was 26% of total revenue and declined 2% sequentially while increasing 7% year over year. Our indirect business continues to grow and represents 74% of this quarter’s revenues; this is an increase of  8% sequentially and 33% year over year.

Within the indirect channel, Arrow accounted for 18% of total revenue and Avnet contributed 12% of total revenue. Revenue from our IBM OEM partnership was 5% of total revenue.

Platform Trends
Total system units shipped grew 7% sequentially and increased 23% year over year. After a decline of 23% last quarter, large system units grew 15% this quarter and increased 12% year over year. Medium-sized system units increased 14% sequentially while posting 49% year over year growth. Small-sized systems units increased 2% sequentially and 12% year over year. Units of the V-series platform increased 17% sequentially and 78% year over year.

Capacity Trends
(in Petabytes)	Q3 FY10	Q4 FY10	Q1 FY11	Q2 FY11	Q3 FY11
Fibre Channel	88	99	79	84	73
ATA	209	298	323	349	364
SAS	29	49	68	90	128
Total	326	446	470	523	565

Our capacity shipped expanded to 565 petabytes shipped in Q3, representing an increase of 8% sequentially and 73% year over year. ATA and SAS drives continue to gain traction with our customers.

Additional Information

For more detailed information about our solutions, corporate strategy and our go-to-market initiatives, please visit our website at www.netapp.com.

NetApp Usage of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company's ongoing operational performance. Non-GAAP net income excludes the amortization of intangible assets, stock-based compensation expenses, acquisition related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our convertible debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation. We have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.

Non-GAAP to GAAP Reconciliation

NETAPP, INC.
RECONCILIATION OF NON-GAAP AND GAAP
IN THE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except net income per share amounts)
(Unaudited)

	Three Months Ended
	January 28, 2011	October 29, 2010	January 29, 2010

SUMMARY RECONCILIATION OF NET INCOME
NET INCOME	$172.5	$164.6	$107.9

Adjustments:
Amortization of intangible assets	3.5	4.4	4.9
Stock-based compensation expenses	44.8	37.7	36.6
Restructuring and other charges	(0.7)	0.1	-
Acquisition related expense, net	0.6	-	-
Non-cash interest expense	13.2	13.0	12.5
Gain on investments	-	-	(0.7)
Income tax effect of non-GAAP adjustments	(23.3)	(17.1)	(17.4)

NON-GAAP NET INCOME	$210.6	$202.7	$143.8

DETAILED RECONCILIATION OF SPECIFIC ITEMS:

COST OF REVENUES	$444.3	406.3	$370.2
Adjustment:
Amortization of intangible assets	(2.5)	(3.3)	(4.1)
Stock-based compensation expenses	(4.5)	(3.9)	(4.2)

NON-GAAP COST OF REVENUES	$437.3	$399.1	$361.9

COST OF PRODUCT REVENUES	$329.3	$296.1	$253.9
Adjustment:
Amortization of intangible assets	(2.5)	(3.3)	(4.1)
Stock-based compensation expenses	(0.9)	(0.8)	(1.0)

NON-GAAP COST OF PRODUCT REVENUES	$325.9	$292.0	$248.8

COST OF SERVICE REVENUES	$111.0	$106.7	$113.3
Adjustment:
Stock-based compensation expenses	(3.6)	(3.1)	(3.3)

NON-GAAP COST OF SERVICE REVENUES	$107.4	$103.6	$110.0

GROSS PROFIT	$823.8	$801.1	$641.5
Adjustment:
Amortization of intangible assets	2.5	3.3	4.1
Stock-based compensation expenses	4.5	3.9	4.2

NON-GAAP GROSS PROFIT	$830.8	$808.3	$649.8

SALES AND MARKETING EXPENSES	$397.4	$382.8	$324.8
Adjustments:
Amortization of intangible assets	(1.0)	(1.1)	(0.8)
Stock-based compensation expenses	(21.2)	(17.3)	(17.2)

NON-GAAP SALES AND MARKETING EXPENSES	$375.2	$364.4	$306.8

RESEARCH AND DEVELOPMENT EXPENSES	$166.0	$156.6	$129.3
Adjustments:
Stock-based compensation expenses	(11.3)	(9.2)	(8.9)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$154.7	$147.4	$120.4

GENERAL AND ADMINISTRATIVE EXPENSES	$61.9	$64.2	$58.1
Adjustments:
Stock-based compensation expenses	(7.8)	(7.3)	(6.2)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$54.1	$56.9	$51.9

OPERATING EXPENSES	$625.2	$603.7	$512.2
Adjustments:
Amortization of intangible assets	(1.0)	(1.1)	(0.8)
Stock-based compensation expenses	(40.3)	(33.8)	(32.3)
Restructuring and other charges	0.7	(0.1)	-
Acquisition related expense, net	(0.6)	-	-

NON-GAAP OPERATING EXPENSES	$584.0	$568.7	$479.1

INCOME FROM OPERATIONS	$198.6	$197.4	$129.3
Adjustments:
Amortization of intangible assets	3.5	4.4	4.9
Stock-based compensation expenses	44.8	37.7	36.6
Restructuring and other charges	(0.7)	0.1	-
Acquisition related expense, net	0.6	-	-

NON-GAAP INCOME FROM OPERATIONS	$246.8	$239.6	$170.8

TOTAL OTHER EXPENSES, NET	$(8.3)	$(10.5)	$(11.4)
Adjustments:
Non-cash interest expense	13.2	13.0	12.5
Gain on investments	-	-	(0.7)

NON-GAAP TOTAL OTHER INCOME (EXPENSES), NET	$4.9	$2.5	$0.4

INCOME BEFORE INCOME TAXES	$190.3	$186.9	$117.9
Adjustments:
Amortization of intangible assets	3.5	4.4	4.9
Stock-based compensation expenses	44.8	37.7	36.6
Restructuring and other charges	(0.7)	0.1	-
Acquisition related expense, net	0.6	-	-
Non-cash interest expense	13.2	13.0	12.5
Gain on investments	-	-	(0.7)

NON-GAAP INCOME BEFORE INCOME TAXES	$251.7	$242.1	$171.2

PROVISION FOR (BENEFIT FROM) INCOME TAXES	$17.8	$22.3	$10.0
Adjustments:
Income tax effect of non-GAAP adjustments	23.3	17.1	17.4

NON-GAAP PROVISION FOR INCOME TAXES	$41.1	$39.4	$27.4

NET INCOME PER SHARE	$0.425	$0.420	$0.299

Adjustments:
Amortization of intangible assets	0.009	0.011	0.013
Stock-based compensation expenses	0.110	0.096	0.102
Restructuring and other charges	-	-	-
Acquisition related expense, net	0.001	-	-
Non-cash interest expense	0.033	0.033	0.035
Gain on investments	-	-	(0.002)
Income tax effect of non-GAAP adjustments	(0.057)	(0.043)	(0.048)

NON-GAAP NET INCOME PER SHARE	$0.521	$0.517	$0.399

Reg G Schedule

NETAPP, INC.
RECONCILIATION OF NON GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FOURTH QUARTER 2011
(Unaudited)

Fourth Quarter
2011

Non-GAAP Guidance	$0.49 - $0.53

Adjustments of Specific Items to
Net Income Per Share for the Fourth
Quarter 2011:

Stock based compensation expense	(0.11)
Amortization of intangible assets	(0.01)
Non cash interest expense	(0.03)
Income tax effect	0.04
Total Adjustments	(0.11)

GAAP Guidance -Net Income Per Share	$0.38 - $0.42